                                                                       EXHIBIT 3


     EXECUTIVE RESTRICTION AGREEMENT, dated as of July 19, 1996, by and among RECOVERY ENGINEERING, INC., a Minnesota corporation (the "Company"), and GS
                                                          -------
CAPITAL PARTNERS II, L.P., a Delaware limited partnership, GS CAPITAL PARTNERS II OFFSHORE, L.P., a Cayman Islands limited partnership, GOLDMAN, SACHS & CO. VERWALTUNGS GmbH, STONE STREET FUND 1996, L.P., a Delaware limited partnership, and BRIDGE STREET FUND 1996, L.P., a Delaware limited partnership (the foregoing entities, other than the Company, being referred to herein as the "GSCP
                                                                   ----
Parties"), and BRIAN F. SULLIVAN (the "Executive").
                                       ---------

     WHEREAS, as of the date hereof, the Company and the GSCP Parties are entering into a Securities Purchase Agreement (the "Securities Purchase
                                                    -------------------
Agreement") pursuant to which the Company is issuing to the GSCP Parties, and
- ---------
the GSCP Parties are purchasing from the Company, 5% Convertible Notes due 2003 (the "Notes"), in the aggregate principal amount of $15,000,000, which Notes are
      -----
initially convertible into 1,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock");
                        ------------

     WHEREAS, as of the date hereof, the Executive is the President and Chief Executive Officer of, and holds Common Stock and Capital Stock Equivalents (as defined below) of, the Company; and

     WHEREAS, as an inducement to the GSCP Parties to enter into the transactions contemplated by the Securities Purchase Agreement, the Company and the Executive have agreed to enter into this Agreement to establish various rights and obligations between the parties hereto.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     Section 1.  Definitions.
                 -----------

     "Applicable Tag-Along Percentage" shall mean the quotient obtained
      -------------------------------
(expressed as a decimal) by dividing (A) the Proposed Number (as defined in Section 3(b)) by (B) the number of shares of Executive Stock (assuming that all Executive Stock which are Common Stock Equivalents have been converted, exchanged or exercised for or into shares of Common Stock) held by all Executive Holders as of the date of the applicable Sale Notice.

     "Average Tag-Along Price Per Share" shall mean, with respect to any Tag-
      ---------------------------------
Along Sale (as defined in Section 3(b)), an amount equal to the quotient obtained by dividing (A) the sum of (x) the aggregate purchase price offered to be paid by the Tag-Along Transferee (as defined in Section 3(b)) in such Tag-Along Sale in respect of all of the

Executive Stock proposed to be purchased by such Transferee, plus (y) the aggregate amount payable or deemed payable upon conversion, exchange or exercise of all units of Executive Stock which are Common Stock Equivalents and which are proposed to be purchased in such Participation Sale by such Tag-Along Transferee, by (B) the number of shares of Executive Stock (assuming that all Executive Stock which are Common Stock Equivalents have been converted, exercised or exchanged for or into shares of Common Stock) proposed to be purchased by such Tag-Along Transferee in such Tag-Along Sale.

     "Cause" shall mean termination of the employment of the Executive by the
      -----
Company as a result of (i) the Executive's material breach of this Agreement,
(ii) conviction of the Executive for (x) any crime constituting a felony in the jurisdiction in which committed or (y) any other criminal act against the Company or any of its subsidiaries involving dishonesty or willful misconduct (whether or not a felony), (iii) substance abuse by the Executive, (iv) the failure or refusal of the Executive to follow one or more lawful and proper directives of the Board of Directors of the Company, which failure or refusal continues for twenty (20) days after written notice thereof from any member of the Board of Directors to the Executive or (iv) willful malfeasance or gross misconduct by the Executive in the performance of his duties as an officer of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock Equivalents" shall mean any rights, options, or warrants to
      ------------------------
purchase any shares of Common Stock of the Company and any other securities exercisable or exchangeable for or convertible into shares of Common Stock of the Company.

     "Executive Holder" shall mean the Executive and each Permitted Family
      ----------------
Transferee holding any Executive Stock.

     "Executive Stock" shall mean any shares of Common Stock and Common Stock
      ---------------
Equivalents of the Company (including any shares of Common Stock of the Company issued upon the exercise, exchange or conversion of Common Stock Equivalents) held by the Executive at any time on or after the date hereof.

     "Excise Tax" shall mean any excise tax imposed under Section 4999 of the
      ----------
Code.

     "Good Reason" shall mean termination by the Executive of his employment
      -----------
with the Company as a result of (a) a substantial reduction by the Company in the rate of the Executive's annual base salary below the base salary received by the Executive during the twelve month period prior to the date of such termination, (b) the Company's reassignment of the Executive to a position of substantially lesser rank, status or relative authority, or (c) the Company's requiring (without the consent of the Executive) the

Executive to be based at a place outside a 30-mile radius from his place of employment as of the date hereof except for required travel on the Company's business to the extent substantially consistent with the Executive's present business travel obligations.

     "Permitted Family Transferee" shall mean (a) any spouse, parent, sibling,
      ---------------------------
child, stepchild or grandchild of the Executive or (b) any trust, charitable foundation or similar entity of which there are no principal beneficiaries other than the Executive or any person listed in clause (a) hereof.

     "Person" means a corporation, an association, a partnership, a limited
      ------
liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Securities" means (i) the Common Stock issued or issuable upon conversion
      ----------
of the Notes (or any securities into which the Notes are exchanged pursuant to the Registration Rights Agreement, dated as of the date hereof, between the Company and the GSCP Parties) and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of the Agreement, any Person that holds Notes shall be deemed to be the holder of the number of Securities obtainable upon conversion of such Notes. As to any particular shares of Common Stock which are "Securities", such shares shall cease to be "Securities" when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) sold pursuant to Rule 144 under the Securities Act.

     "Sell", as to any Executive Stock, shall mean to sell, or in any other way
      ----
directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily, and either with or without consideration; provided, however, that the exercise or conversion by the Executive of any Common Stock Equivalent solely for shares of Common Stock of the Company shall not be deemed to be a "Sale" of such Common Stock Equivalent. The terms "Sale" and "Sold" shall have meaning correlative to the foregoing.
           ----       ----

     "Trade Secrets" means any confidential and proprietary information of the
      -------------
Company or any of its subsidiaries or relating to the Company's or any of its subsidiaries' business or affairs, including, without limitation, technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's or any of its subsidiaries' products, development, financing, expansion plans, business policies and practices and all other forms of information considered by the Company or any of its subsidiaries to be proprietary and confidential and in the nature of trade secrets; provided, however, that

"Trade Secrets" shall not include any such information which (a) was known to the Executive prior to his employment by the Company or (b) was or becomes generally available to the public other than as a result of disclosure by the Executive in violation of his Agreement.

     Section 2.  Limitations on Sales of Executive Stock.  For a period of two
                 ---------------------------------------
(2) years from the date hereof, no Executive Holder may Sell any Executive Stock; provided, however, that the foregoing restriction shall not apply to any
       --------  -------
Sale of Executive Stock the proceeds of which are to be used solely for (x) the payment of taxes arising as a result of the exercise by the Executive of options issued to him pursuant to any stock option plan approved by the Board of Directors of the Company and (y) for the payment of the exercise price of any such options.

     Section 3.  Tag-Along Rights.  (a)  No Executive Holder (a "Selling
                 ----------------                                -------
Executive Holder") may Sell any Executive Stock, such that after giving effect
- ----------------
to such Sale (whether as a result of such Sale or otherwise) an amount of Executive Stock in excess of 25% of the Executive Stock held by the Executive as of the date hereof will have been Sold, in the aggregate, after the date hereof by all Executive Holders to Persons other than Permitted Family Transferees as permitted by Section 4 hereof (such a Sale being referred to herein as a "Tag-
                                                                          ---
Along Sale"), except in accordance with the following procedures:
- ----------

          (b) The Selling Executive Holder shall first deliver to each holder of Securities a written notice (a "Sale Notice") which shall (x) set forth (a) the
                                -----------
terms of the proposed Tag-Along Sale, including the name of the proposed transferee (the "Tag-Along Transferee"), the number of shares of Executive Stock
                 --------------------
(assuming that all Executive Stock which are Common Stock Equivalents have been converted, exchanged or exercised into or for shares of Common Stock) proposed to be Sold pursuant to such Tag-Along Sale by the Selling Executive Holder (the "Proposed Number"), the Average Tag-Along Price Per Share proposed to be paid
 ---------------
therefor, the payment terms and the type of Sale to be effected, (b) the number of shares of Executive Stock (assuming that all Executive Stock which are Common Stock Equivalents have been converted, exchanged or exercised into or for shares of Common Stock) held as of the date of such Sale Notice by all Executive Holders and (c) the number of shares of Common Stock held as of the date of such Sale Notice by all holders of Securities (assuming that all Notes have been fully converted into shares of Common Stock) and (y) contain an offer (a "Tag-
                                                                          ---
Along Offer") by the Tag-Along Transferee to each holder of Securities, which
- -----------
shall be irrevocable for twenty (20) days, to purchase the Applicable Tag-Along Percentage of such holder's Securities (regardless of whether such Securities are held in the form of Notes or Common Stock) at a price per share (with each Note deemed to be fully converted for purposes of determining the price thereof) equal to the Average Tag-Along Price Per Share. Each holder of Securities desiring to accept a Tag-Along Offer (a "Tag-Along Participant") shall, within
                                         ---------------------
twenty (20) days after the date upon which such Sale Notice is received (the

"Acceptance Period"), provide written notice to the Tag-Along Transferee setting
- ------------------
forth the number of shares of Common Stock or Notes the Tag-Along Participant elects to Sell to the Tag-Along Offer.

          (c) All Sales of Executive Stock and Securities to the Tag-Along Transferee shall be consummated contemporaneously on the later of (i) a mutually satisfactory business day as soon as practicable, but in no event more than 30 days after the expiration of the Acceptance Period, or (ii) the fifth day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to such Sales, or at such other time and/or place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing the Securities being Sold duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

     Section 4.  Transfers to Permitted Family Transferees; Voting Agreement.
                 -----------------------------------------------------------
(a) Any Executive Holder may Sell Executive Stock to any Permitted Family Transferee notwithstanding Section 2 and without complying with Section 3;

provided, however, that (a) such Selling Executive Holder may receive no
- --------  -------
consideration in connection with such Sale and (b) as a condition to such Sale, such Permitted Family Transferee shall execute and deliver to the Company an agreement pursuant to which such Permitted Family Transferee agrees to be bound by the terms of Sections 2, 3 and 4 of his Agreement.

     (b) Each Executive Holder hereby agrees that, (x) at each meeting of the stockholders of the Company, such Executive Holder will vote each share of Executive Stock held by such Executive Holder and (y) take all other necessary or desirable action within such Executive Holder's control (including, without limitation, attending all meetings of the Stockholders of the Company in person or by proxy and executing all written consents in lieu of meetings), to cause each Securities Designee (as defined in the Securities Purchase Agreement) to be elected to, and the Initial Securities Designee (as defined in the Securities Purchase Agreement) and each Securities Designee to be maintained as a member of, the Board of Directors of the Company.

     Section 5.  Prohibited and Competitive Activities.  The Executive and the
                 -------------------------------------
Company recognize that due to the nature of the Executive's position with the Company and due to the relationship of the Executive to the Company, both prior and subsequent to the date of this Agreement, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in, developing confidential and proprietary information relating to the business and operations of the Company and its subsidiaries, including, without limitation, Trade Secrets. The Executive acknowledges that such information has been and will be of central importance to the business of the Company and its subsidiaries and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than with respect to the Company's business and affairs)) could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties will be to develop goodwill for the Company and its subsidiaries through the Executive's personal contact with customers, suppliers, employees, and others having business relationships with the Company, and that there is a danger that this goodwill, a proprietary asset of the Company, may follow the Executive if and when the Executive's relationship with the Company is terminated. The Executive accordingly agrees that, in the event that (x) his employment with the Company is terminated by the Company for Cause, or (y) the Executive terminates his employment with the Company for any reason other than for Good Reason, then, for three years after the date of any such termination (the "Date of Termination"), the Executive will not (a) become, directly or indirectly, an employee, consultant, owner (except for passive investments of not more than two percent (2%) of the outstanding shares of, or any other equity interest in, any Person listed or traded on any national securities exchange or in an over-the-counter securities investment), officer, agent or director of, or otherwise participate in the management operation, control of profits of, any Person who or which directly or indirectly competes with any business of the Company which accounts (either before or after the Date of Termination) for five percent (5%) or more of the Company's and its subsidiaries gross sales, revenues or earnings before taxes on a consolidated basis, (b) directly or indirectly, whether for the Executive's own account or for the account of any other Person, interfere with the relationship of the Company or any of its subsidiaries with, or solicit, divert, or endeavor to employ or entice away from the Company or any of its subsidiaries, any Person who or which is or was an employee, customer or supplier of, or maintained a business relationship with, the Company or any of its subsidiaries (whether before or after the Date of Termination), (c) directly or indirectly, disclose or furnish to any other Person or use for the Executive's own account or for the account of any other Person, any Trade Secrets, and the Executive shall retain all such Trade Secrets in trust for the benefit of the Company, its subsidiaries and their successor and assigns, or (d) publish or make any statement critical of the Company, any of its subsidiaries, or any of its shareholders or in any other way adversely affect or otherwise malign the business reputation of any of the foregoing Persons.

     Section 6.  Severance Payment.  (a) The Company agrees that, in the event
                 -----------------
that (x) the Executive's employment with the Company is terminated by the Company other than for Cause, or (y) the Executive terminates his employment with the Company for Good Reason, then, the Company shall pay to the Executive, within the ten (10) days after the date of such termination (the date of such termination being referred to herein as the "Severance Payment Termination
                                             -----------------------------
Date"), a lump sum severance payment (the "Severance Payment"), in cash, equal
                                           -----------------
to the sum of three times the amount of the base salary and all cash bonuses received by the Executive during the twelve month period immediately prior to such termination.

          (b) Notwithstanding subsection (a) of this Section 6 in the event that any payments or benefits received or to be received by the Executive in connection with termination of his employment with the Company (whether pursuant to the terms of this Agreement or pursuant to any other plan, arrangement or agreement with the Company) (all such payments and benefits, including the Severance Agreement, being referred to herein collectively, as the "Total
                                                                    -----
Payments") would in the opinion of the Company be subject (in whole or part) to
- --------
the Excise Tax, then the Severance Payment, if any, shall be reduced by the Company to the extent necessary so that in the opinion of the Company no portion of the Total Payments is subject to the Excise Tax. The Company shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid farthest in time from the Severance Payment Termination Date.

     Section 7.  Representations and Warranties.  (a)  Each party hereto
                 ------------------------------
represents and warrants to the other parties hereto as follows:

               (i) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

               (ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

               (iii) The execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

               (iv) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

               (v) It is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          (b) The Executive represents and warrants to the GSCP Parties that he is not a party to any contract or agreement (other than stock option agreements entered into pursuant to stock option plans in effect as of the date hereof), written or oral, (i) with respect to the securities of the Company (including, without limitation, any voting agreement, voting trust, stockholder's agreement, registration rights agreement, etc.) or (ii) otherwise with or relating to the Company.

     Section 8.  No Inconsistent Agreements; No Employment Agreement.  Neither
                 ---------------------------------------------------
the Company nor the Executive shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof. Nothing contained herein shall be construed (x) as requiring the Company to continue to employ the Executive in any capacity after the date hereof or (y) as requiring the Executive to remain in the employ of the Company in any capacity after the date hereof.

     Section 9.  Further Assurances.  At any time or from time to time after the
                 ------------------
date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     Section 10.  Legends.  The Company and the Executive shall take all such
                  -------
actions as necessary (including issuing new certificates) to cause each certificate representing shares of Executive Stock to promptly, after the date hereof, bear a legend containing the following words:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE EXECUTIVE RESTRICTION AGREEMENT DATED AS OF JULY 19, 1996 BY AND AMONG RECOVERY ENGINEERING, INC., BRIAN F. SULLIVAN AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION."

          The requirement that the above legend regarding this Agreement be placed upon certificates evidencing any shares of Executive Stock shall cease and terminate with respect to shares sold in accordance with the terms of this Agreement upon the consummation of such Sale and, with respect to all other shares of Executive Stock, upon the termination of this Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares of Executive Stock as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

     Section 11.  Severability.  Whenever possible, each provision of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     Section 12.  Remedies.  The Executive agrees that the terms and provisions
                  --------
of Sections 2, 3, 4, 5, 7 and 8 are for the benefit of the Company and each holder of Securities and that any breach of any of the terms and provisions thereof would result in irreparable injury and damage to the Company and each holder of Securities for which the Company and each holder of Securities would have no adequate remedy at law. The Executive therefore agrees that in the event of said breach or any threat of breach, the Company and each holder of Securities shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages. The terms of this Section 12 shall not prevent the Company or any holder of Securities from pursuing any other available remedies to which the Company or such holder of Securities may be entitled at law or in equity for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

     Section 13.  Successors and Assigns.  This Agreement shall inure to the
                  ----------------------
benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. In addition, and whether or not an express assignment has been made, each of the provisions of this Agreement pursuant to which the holders of Securities have rights are for the benefit of, and are enforceable by, any registered holder of Securities.

     Section 14.  Notices.  All notices, requests, consents and other
                  -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (i)  if to the Company, to:
               Recovery Engineering, Inc.
               2229 Edgewood Avenue South
               Minneapolis, Minnesota  55426
               Attention:  Chief Financial Officer
               Telecopy:  (612) 797-8334
               with a copy to:

               Winthrop & Wienstine, P.A.
               60 South Sixth Street
               Minneapolis, Minnesota  55402
               Attention:  Eric O. Madson, Esq.
               Telecopy: (612) 347-0600

         (ii)  if to the GSCP Parties, to:

               GS Capital Partners II, L.P.
               c/o Goldman Sachs & Co.
               85 Broad Street
               New York, New York  10004
               Attention:  Mr. Sanjay Patel
               Telecopy:  (212) 902-3000

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Attention:  Gail L. Weinstein, Esq.
               Telecopy:  (212) 859-4000

        (iii)  If to the Executive, to:

               Mr. Brian F. Sullivan
               2732 Thomas Avenue South
               Minneapolis, Minnesota  55416

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     Section 15.  Amendments.  The terms and provisions of this Agreement may
                  ----------
only be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company, the Executive and the holders of a majority of the Securities (with all Notes being deemed to be fully converted for purposes of this provision).

     Section 16.  Headings.  The headings of the Sections of this Agreement have
                  --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     Section 17.  Governing Law; Submission to Jurisdiction; Waiver of Jury
                  ---------------------------------------------------------
Trial.  This Agreement shall be construed and enforced in accordance with, and
- -----
the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in the Section 14 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement.

     Section 18.  Attorneys' Fees.  In any action or proceeding brought to
                  ---------------
enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     Section 19.  Entire Agreement.  This Agreement and the other writings
                  ----------------
referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

     Section 20.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 21.  Termination.  This Agreement shall terminate at such time as
                  -----------
the number of Securities outstanding is equal to less than 25% of the Securities issued pursuant to the Securities Purchase Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      RECOVERY ENGINEERING, INC.

                      By: /s/ Brian F. Sullivan
                         --------------------------------
                          Name:   Brian F. Sullivan
                          Title:  President & CEO

                      GS CAPITAL PARTNERS II, L.P.

                      By:  GS Advisors, L.P., its general partner
                           By:  GS Advisors, Inc., its general partner

                      By: /s/ Richard A. Friedman
                         ---------------------------------
                          Name: Richard A. Friedman
                          Title:    President



                       GS CAPITAL PARTNERS II OFFSHORE, L.P.

                       By:  GS Advisors, II (Cayman), L.P., its general partner
                            By:  GS Advisors II, Inc., its general partner

                       By: /s/ Richard A. Friedman
                          -------------------------------------
                           Name: Richard A. Friedman
                           Title:  President

                       GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

                       By: /s/ Richard A. Friedman
                           -------------------------------------
                            Name: Richard A. Friedman
                            Title:  Managing Director

                       and

                       By: /s/ C.H. Skodinski
                           -------------------------------------
                           Name: C.H. Skodinski
                           Title:  Registered Agent

                        STONE STREET FUND 1996, L.P.

                        By:  Stone Street Empire Corp., its general partner

                        By:/s/ Richard A. Friedman
                           ------------------------------------
                            Name:   Richard A. Friedman
                            Title:  Vice President

                        BRIDGE STREET FUND 1996, L.P.

                        By: Stone Street Empire Corp., its managing general
                            partner

                        By: /s/ Richard A. Friedman
                           --------------------------------------
                            Name: Richard A. Friedman
                            Title:  Vice President


                           /s/ Brian F. Sullivan
                        _______________________________________
                        BRIAN F. SULLIVAN